Exhibit 10.3

BIOSCRIP, INC. AMENDMENT ONE TO

THE STOCK GRANT CERTIFICATE UNDER

THE BIOSCRIP/CHS 2006 EQUITY INCENTIVE PLAN

FROM THE COMPANY TO BRIAN STIVER

WHEREAS, BioScrip, Inc., a Delaware corporation (the “Company”) granted restricted Common Stock of the Company (the “Stock”) to Brian Stiver (the “Awardee”) under the BioScrip/CHS 2006 Equity Incentive Plan, as amended from time to time (the “Plan”), as evidenced by the Stock Grant Certificate dated March 28, 2013 (the “Stock Grant Certificate”);

WHEREAS, the Compensation Committee of the Board of Directors of the Company (the “Committee”) has the authority to determine the terms and conditions, not inconsistent with the provisions of the Plan, of any Award granted thereunder;

WHEREAS, the Committee desires to amend the Stock Grant Certificate to provide for immediate vesting of the Restricted Stock if the Awardee’s employment is terminated by the Company without cause before March 31, 2017; and

WHEREAS, the Committee has authorized, empowered and directed the undersigned to take all action to implement this amendment to the Stock Grant Certificate.

NOW THEREFORE, effective as of the date set forth below, the Stock Grant Certificate is amended as follows:

1. Section 2(c) Stock Grant Certificate is amended by deleting the final three paragraphs of that section (beginning with “Vesting of” and continuing through the end of the section) and replacing them with the following:

“If the Awardee’s employment with the Company and all Affiliates (as defined in the Plan), is terminated without “Cause” (as defined below) before March 31, 2017, any unvested Restricted Stock shall vest as to 100% of the then unvested and non-forfeited shares of Restricted Stock. For these purposes, “Cause” shall mean “Cause” as defined in any offer letter or employment agreement between the Company and the Awardee, as may be amended from time to time.”

IN WITNESS WHEREOF, the Company has executed this Amendment One to the Stock Grant Certificate, to be effective on this 8th day of September 2016, with the consent of the Awardee as noted below.

Company:

By:	/s/ Richard M. Smith

Name:	Richard M. Smith

Title:	President and Chief Executive Officer

ACCEPTED AND AGREED TO:

/s/ Brian Stiver
Brian Stiver, Awardee

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